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                    CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
First Place Financial Corporation


We consent to the incorporation by reference in the registration statement (No. 333-12837)on Form S-8 of First Place Financial Corporation of our report dated February 2, 1996, relating to the consolidated balance sheet of First Place Financial Corporation and subsidiaries as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the two years then ended, which report appears in the December 31, 1996 annual report on Form 10-K of First Place Financial Corporation.


                               (signed) Chandler & Company LLP



Farmington, New Mexico
March 26, 1997












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